March 30, 2000

RNM 135 Main, L.P.
C/o La Salle Partners
135 Main Street, Suite 1140
San Francisco, CA 94105
Attn:  Mr. John McNulty

RE: LEASE AGREEMENT DATED NOVEMBER 15, 1990, AS AMENDED (THE "LEASE") BY AND BETWEEN RNM 135 MAIN, L.P., A CALIFORNIA LIMITED PARTNERSHIP SUCCESSOR IN INTEREST TO WEBB/SAN FRANCISCO VENTURE, LTD. ("LANDLORD") AND CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK SUCCESSOR IN INTEREST TO FIRST NATIONWIDE BANK, A FEDERAL SAVINGS BANK ("TENANT") FOR 135 MAIN STREET, SAN FRANCISCO, CA, FLOORS 3-8 & 20, SUITE 1030 & 1120 AND PORTIONS OF THE BASEMENT AND GROUND FLOOR AS MORE SPECIFICALLY DESCRIBED IN THE LEASE.

Dear Mr. McNulty:

By this letter, Tenant hereby notifies Landlord that Tenant irrevocably and unconditionally exercises its option to extend the Term of the Lease for the first five year Renewal Term for all of the premises presently leased by Tenant at 135 Main Street, San Francisco, specifically, Floors 3 through 8 inclusive, Floor 20, Suites 1030 & 1120 and portions of the basement and the Retail Space as more specifically described in the Lease (the "Premises"), as well as all eight (8) of the parking stalls currently leased by Tenant.

The Minimum Rent payable during the Renewal Term for all of the Premises other than the Parking shall be as stated on the attached Exhibit "A", which is 95% of the Fair Market Rental Rate as determined under the terms of Paragraph 20b of the Lease by Mark McGranahan (the "Third Expert") in his letters dated May 3, 2000 and May 4, 2000, respectively.

Please send us a letter acknowledging your receipt of this letter.

Sincerely,

California Federal Bank


      /s/Charles W. Kay
-------------------------------
         Charles W. Kay
         Senior Vice President

cc:    Rayburn Tucker
       Edward Murphy, Esq.
       Michael Fleishman, Esq.
       Helen Sedwick, Esq.